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                                                                   EXHIBIT 10.17

                                LICENSE AGREEMENT

NOTE: INFORMATION IN THIS DOCUMENT MARKED WITH AN "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


      This LICENSE AGREEMENT (this "AGREEMENT"), effective as of August 21, 2002 (the "EFFECTIVE DATE"), is by and between Symyx Technologies, Inc., a Delaware corporation with offices at 3100 Central Expressway, Santa Clara, California 95051 ("SYMYX"), and Argonaut Technologies, Inc., a Delaware corporation with offices at 1101 Chess Drive, Foster City, CA 94404 ("ARGONAUT") (each, a "PARTY"; together, the "PARTIES").

                                   BACKGROUND

      A. Symyx and Argonaut previously entered into a License and Supply Agreement effective as of August 6, 1999, as amended by an Amendment to License and Supply Agreement, effective as of May 4, 2000, a Second Amendment to License and Supply Agreement, effective as of June 28, 2001, and an Amendment Three to License and Supply Agreement, effective as of January 1, 2002 (collectively, the "PRIOR AGREEMENT");

      B. The Parties desire to terminate the Prior Agreement as set forth herein;

      C. The Parties desire to enter into this license agreement as of the Effective Date on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, the Parties agree as follows:

      1.CONSTRUCTION AND DEFINITIONS

         1.1 Construction.

            (a) All references in this Agreement to "Articles," "Sections" and "Exhibits" refer to the articles, sections and exhibits of this Agreement.

            (b) As used in this Agreement, neutral pronouns and any variations thereof include the feminine and masculine and all terms used in the singular include the plural, and vice versa, as the context may require.

            (c) The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement.
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            (d) The word "including" when used herein is not intended to be exclusive and means "including, without limitation."

         1.2 Definitions. As used herein:

            (a) "Affiliate" means, with respect to a Party hereto, a corporation, company or other entity that is owned or controlled by such Party by virtue of such Party's direct or indirect ownership or control of more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of such corporation, company or other entity, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists.

            (b) "Ancillary Patents" means those patents set forth on EXHIBIT B and foreign counterparts thereto and such other patents as Symyx may designate in writing from time to time.

            (c) "Confidential Information" means any information: (i) disclosed by one Party (the "DISCLOSING PARTY") to the other (the "RECEIVING PARTY"), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" within thirty (30) days of such disclosure; or (ii) which is otherwise deemed to be confidential by the terms of this Agreement.

            (d) "Cost of Goods" means the cost to produce the Licensed Product, consisting of the sum of the standard manufacturing cost, warranty cost, installation cost and third party royalty cost paid by Argonaut (other than to Symyx), if applicable.

            (e) "Improvements" means any and all improvements, additions, enhancements, changes or modifications to the Licensed Products or any component thereof, that Argonaut, (whether by invention, assignment, license or otherwise) conceives, reduces to practice or otherwise develops during the term of the Agreement, in each case independent of Symyx, and all intellectual property rights relating thereto, including any patent applications and patents worldwide.

            (f) "Know-How" means certain component drawings, data sheets, cost estimates, assembly criteria, test data and prototypes and other information that is owned, controlled or licensable by Symyx and was provided to Argonaut pursuant to the Prior Agreement. Know-How does not include any inventions included in the Patent Rights or the Software Patent.

            (g) "Licensed Product" means a System (as defined in Section 1.2(j) below), that but for the license granted under this Agreement the manufacture, use, offer for sale, sale or import of which would infringe the Patent Rights or the Software Patent, together with consumable items (e.g., stirrers, glass vial inserts, seals) that are consumed or commonly replaced as a result of the routine operation of such System.[*]


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with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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            (h) "Patent Rights" means (i) those US patent applications and issued patents owned or controlled by Symyx as set forth on EXHIBIT A, (ii) all divisionals, substitutions, continuations, continuations-in-part (only to the extent such continuations-in-part claim the same subject matter that was disclosed in an application or patent listed in EXHIBIT A) and re-issues and re-examinations of (i) above, (iii) any foreign counterparts of any of the preceding, and (iv) any patents issuing on any of the preceding.

            (i) "Software Patent" has the meaning given to it pursuant to
Section 2.1(a)(3).

            (j) "System" means a parallel reactor system[*]

            (k) "Term" has the meaning given to it pursuant to Section 10.1.

            (l) "Territory" means all countries in the world.

            (m) "Value Added Reseller" means a person or entity that modifies a System in a Licensed Product for resale. For clarification, the addition or integration of third party software and/or equipment with such System, such as an HPLC or "design of experiment" software, does not constitute a modification to the System.

         2. LICENSE

            2.1 Licenses to Argonaut.

                  (a) Patent Rights and Know-How.

            (i) Subject to the terms and conditions of this Agreement, Symyx hereby grants Argonaut and its Affiliates:

            (1) an exclusive (even as to Symyx, except as provided in Section 2.1(a)(ii) below), non-transferable, irrevocable, fully paid, non-sublicensable (except as set forth in Section 2.1(c)) license during the Term, under the Patent Rights and Know-How, solely to make, have made, sell, have sold (solely through sales agent and distributor relationships but not through OEM or Value Added Reseller relationships), offer for sale, import and export Licensed Products[*]

            (2) a non-exclusive, non-transferable, irrevocable, fully paid, non-sublicensable (except as set forth in Section 2.1(c)) license during the Term, under the Patent Rights and Know-How, solely to make, have made, sell, have sold (solely through sales agent and distributor relationships but not through OEM or Value Added Reseller relationships), offer for sale, import and export Licensed Products,[*]


 [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  (3) a non-exclusive, non-transferable, irrevocable, fully
paid, non-sublicensable (except as set forth in Section 2.1(c)) license during the Term, [*]

            (ii) Notwithstanding Section 2.1(a)(i)(1) above, nothing in this Agreement shall restrict or prevent Symyx or its Affiliates (1) from making, having made, or using Licensed Products or any of the components thereof for internal use by Symyx or its Affiliates for themselves or on behalf of third [*]

            (iii) Notwithstanding Section 2.1(a)(i) above, Argonaut and its Affiliates shall not sell, have sold, offer for sale, import or export a parallel pressure reactor system containing [*]

            (iv) Subject to the terms and conditions of this Agreement, Symyx hereby grants to Argonaut and its Affiliates a non-exclusive, non-transferable, worldwide, irrevocable, fully paid, non-sublicensable (except as set forth in Section 2.1(c)) license during the Term, under the Ancillary Patents solely to:
(1) to use internally Licensed Products in the Territory solely in connection with the development, sale, support and quality control of such Licensed Products (but not for internal research and development of materials or processes); and (2) to grant the rights to sublicensees as set forth in Section 2.1(c) below).

      (b) Use of Symyx Name and Logo. In furtherance of Argonaut's marketing of Licensed Products, Symyx grants to Argonaut, during the term of this Agreement, the non-exclusive, non-transferable, non-sublicensable, limited right to use Symyx' name and logo (the "MARKS") in connection with marketing and sales of Licensed Products and Argonaut agrees to use such Marks in connection with the marketing and sales of Licensed Products; provided, however, Argonaut shall comply with Symyx' guidelines, to be provided to Argonaut by Symyx, for use of the Marks in every use of the Marks on any product advertising or other marketing material. Argonaut shall, prior to using the Marks, obtain Symyx' written consent, which consent shall not be unreasonably withheld. The Marks and all good will associated therewith, including any intellectual property rights therein, are the exclusive property of Symyx. In all events, Symyx may at any time terminate the right granted in this Section 2.1(b) in its sole discretion.

      (c) Sublicenses. Subject to the terms and conditions of this Agreement, Symyx hereby grants Argonaut the right to grant to a purchaser of a Licensed Product a limited, non-exclusive license under the Patent Rights, Software Patent and Ancillary Patents to use the applicable Licensed Product solely in accordance with the terms and conditions as set forth in the buyers' license substantially in the form attached as EXHIBIT C in the case of the Endeavor(R) instrument and a form to be agreed upon by Argonaut and Symyx prior to the commercial introduction of any other Licensed Product (collectively, the "BUYERS' LICENSE"). The terms of the Buyers' License shall be included in the terms and conditions of Argonaut's quote to potential buyers, as well as in handbooks for the applicable Licensed Products.


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with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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      (d) Reservation of Rights. All rights in the Patent Rights, Software
Patent, Know-How and Marks not expressly granted to Argonaut above are reserved to Symyx. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise. ARGONAUT ACQUIRES NO RIGHTS IN OR LICENSE TO, EXPRESS, IMPLIED, OR OTHERWISE, ANY PATENTS, COPYRIGHTS OR TRADE SECRETS OWNED OR CONTROLLED BY SYMYX OTHER THAN AS SET FORTH IN THIS ARTICLE 2 HEREOF.

      (e) Enforcement. In the event that either Party becomes aware of third-party activities that could constitute an infringement or misappropriation of the Patent Rights, Know-How, Marks, or Endeavor trademark, in each case with respect to Licensed Products, then such Party shall promptly notify the other Party in writing of such third-party activities, including identification of the third party and delineation of the facts relating to such third-party activities. Symyx shall have the sole right, except as expressly set forth below, in its sole discretion and without obligation, for initiating contact with, providing notice to, asserting claims or causes of action against, or initiating proceedings or lawsuits with respect to such third-party activities, and shall retain complete control over any such matter, including without limitation issues regarding validity, interpretation, existence, enforceability, damages or infringement of the Patent Rights, Know-How, Marks, or the Endeavor trademark. Symyx shall keep Argonaut reasonably informed with respect to enforcement activities involving Licensed Products and prior to settling any such matter where such settlement would materially adversely affect the license rights granted herein, Symyx shall notify Argonaut, and Argonaut shall have the right to provide to Symyx its comments with respect to such proposed settlement, provided that Symyx shall retain complete control over any such settlement and all decisions with respect thereto.

[*]

         As used herein, Symyx Expenses shall mean out of pocket costs incurred by Symyx, including without limitation legal costs, court costs, expert fees, copy and mailing expenses, travel expenses, etc., but shall not include a charge for time spent by Symyx employees (including Symyx in house legal counsel).

         The Party not enforcing the applicable Patent Rights shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject to the enforcing Party's reimbursement of any out-of-pocket expenses incurred by the non-enforcing Party. Any amounts recovered by either Party pursuant to this subsection involving third party infringing activities with respect to Licensed Products that are licensed exclusively to Argonaut hereunder, whether by settlement or judgment, shall be allocated in the following order: (i) to reimburse the Parties for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (ii) the remaining proceeds from any recoveries or awards relating to such infringing activities shall be allocated eighty percent (80%) to Argonaut and twenty percent (20%) to


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with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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Symyx. Any amounts recovered by Symyx involving third party infringing activities other than as described in the preceding sentence shall be allocated one hundred percent (100%) to Symyx.]

      (f) Maintenance. Symyx shall have the exclusive right to prosecute and maintain, at its own expense, the Patent Rights and the Software Patent through patent counsel of its own choosing. If Symyx should decide to abandon or otherwise choose to discontinue maintenance of any of the issued or granted Patent Rights or Software Patent, Argonaut shall have the right to assume control of the maintenance of such issued or granted Patent Rights or Software Patent at its own expense. Symyx shall inform Argonaut at least ninety (90) days prior to the abandonment of any of the issued or granted Patent Rights or Software Patent or promptly in the event that any of the issued or granted Patent Rights or Software Patent is the subject of a judicial or regulatory proceeding through which such patent may be held permanently unenforceable, unpatentable or invalid.

  2.2 License to Improvements and Right to First Negotiation.

      (a) During the Term, Argonaut shall promptly disclose to Symyx any and all Improvements. Argonaut hereby grants to Symyx and its Affiliates (1) a nonexclusive, worldwide, royalty-free, fully paid, non-transferable, non-sublicensable license, under all Improvements, to make, have made and use any product and practice any process utilizing the Improvements solely for internal use by Symyx or its Affiliates for themselves or on behalf of third parties, and (2) a nonexclusive, worldwide, royalty-free, fully paid, non-transferable, non-sublicensable license, under all Improvements relating to the Software Patent, to make, have made, sell, have sold, offer for sale, import and export such Improvements.

      (b) If Argonaut wishes to grant a license to a third party to sell products incorporating the Improvements other than as provided in Section 2.2(a) above, or Symyx wishes to acquire such a license, then the applicable Party shall so notify the other Party in writing, and the Parties shall negotiate in good faith the terms and conditions of such an agreement for a ninety (90) day period starting from the date of such notice. Neither Party shall have any liability to the other for any failure to reach any agreement. However, in the event the Parties do not enter into such an agreement, Argonaut shall not enter into an agreement with any third party on terms more favorable to such third party than those last offered to Symyx. Further, in the event the Parties do not enter into such an agreement, Argonaut shall not enter into an agreement with any third party on terms more favorable to Argonaut than those last offered by Symyx (the "MOST FAVORABLE OFFER") without first providing written notice to Symyx of such Most Favorable Offer. Symyx shall then have sixty (60) days after receipt of such notice within which to elect to match the Most Favorable Offer. If Symyx so elects, the Parties shall negotiate in good faith the terms and conditions of a definitive agreement based on the terms of the Most Favorable Offer. If Symyx does not elect to match the Most Favorable Offer, either expressly or due to the lapse of the sixty (60) day election period, or the Parties otherwise fail to reach a definitive agreement, Argonaut shall have no further obligation to Symyx with respect to a license relating to such Improvements.

      (c) Symyx shall promptly disclose to Argonaut any and all improvements, additions, enhancements, changes or modifications related to Licensed Products, that Symyx, (whether by invention, assignment, license or otherwise) conceives, reduces to practice or otherwise develops during the term of the Agreement and that Symyx commercializes in connection with any


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instrument sold by or on behalf of the Symyx Discovery Tools(R) division (the
"SYMYX IMPROVEMENTS"). If Argonaut wishes to acquire a license to sell products incorporating the Symyx Improvements, then following written notice of this fact the Parties shall negotiate in good faith the terms and conditions of such an agreement for a ninety (90) day period starting from the date of such notice. Neither Party shall have any liability to the other for any failure to reach any agreement regarding such Symyx Improvements.

      2.3 Trademarks. Argonaut shall select the trademarks, trade names and trade dresses to be used in connection with the Licensed Products, subject to Symyx' prior approval, such approval not to be unreasonably withheld. All such trademarks, trade names and trade dresses (the "TRADEMARKS") and all good will associated therewith shall be and become the exclusive property of Argonaut. Argonaut shall bear the reasonable costs of registering and maintaining the Trademarks. Notwithstanding the above, the provisions of Section 5.5 of the Prior Agreement shall continue to apply with respect to the mark "Endeavor(R)" during the Term.

      2.4 Prior Agreement. Except as expressly set forth in this Agreement, the Prior Agreement shall be terminated as of the Effective Date.

  3. OWNERSHIP

      3.1 Patent Rights, Know-How & Marks. Argonaut acknowledges that, as between the Parties, Symyx owns all right, title and interest in and to the Patent Rights, Software Patent, Know-How and Marks.

      3.2 Improvements. Symyx acknowledges that, as between the Parties, Argonaut owns all right, title and interest in and to the Improvements.

  4. SALES

      4.1 Purchase and Sale to Symyx. Argonaut shall manufacture and sell to Symyx Licensed Products for Symyx' internal research purposes (including research conducted on behalf of third parties) at a price equal to[*] of the Cost of Goods per Licensed Product. All such sales shall be pursuant to Argonaut's standard terms and conditions of sale as set forth in EXHIBIT D. In the event of any inconsistency or conflict between Argonaut's standard terms and conditions of sale and the terms of this Agreement, the terms of this Agreement shall prevail.

      4.2 Payment for Product Purchases. Symyx shall pay each invoice for Licensed Products purchased by Symyx within sixty (60) days of the date of such invoice or the delivery date, whichever is later. All payments due hereunder shall be made by check or by wire transfer to an account specified by Argonaut.

      4.3 Overdue Payments. Any payments due hereunder which are not paid within five (5) days of the date such payments are due in accordance with Section 4.2 shall bear interest at


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the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law, calculated on the number of days such payment is delinquent. This Section 4.3 shall in no way limit any other remedies available to either Party.

  5. PAYMENT TO SYMYX

      5.1 Payment. In consideration of the licenses and other rights granted herein, Argonaut shall pay to Symyx (i)[*]

      5.2 Prior Agreement. Upon payment of the amounts set forth in Section 5.1, no further payment shall be due under the Prior Agreement. Nothing contained herein shall relieve Argonaut of its obligations in the event it failed to pay any royalty due under the Prior Agreement prior to the Effective Date hereof, including without limitation its obligations pursuant to Section 6.5 of the Prior Agreement.

      5.3 Overdue Payments. Any payments due hereunder which are not paid within five (5) days of the date such payments are due in accordance with Section 5.1 shall bear interest at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law, calculated on the number of days such payment is delinquent. This Section 5.3 shall in no way limit any other remedies available to either Party.

  6. PRODUCT QUALITY

      6.1 Quality Assurance. Argonaut agrees to assure the quality level of Licensed Products through the use of Argonaut's standard quality assurance program currently maintained for Argonaut's other commercially manufactured products. During the term of the Agreement, no more than once per calendar year (unless there is evidence of a quality assurance problem), Symyx shall have the right to audit such quality assurance program, at its expense, during regular business hours upon no less than ten (10) days written notice to Argonaut.

  7. CONFIDENTIALITY

      7.1 Confidential Information and Exclusions. Notwithstanding Section 1.2(b), Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

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      7.2 Confidentiality Obligation. During the Term and for a period of five
(5) years after its termination or expiration, the Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

      7.3 Confidentiality of Agreement. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

      7.4 Compelled Disclosure. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt notice so that the Disclosing Party may take steps to oppose such disclosure.

      7.5 Remedies. Unauthorized use by a Party of the other Party's Confidential Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

  8. INDEMNITY

      8.1 Argonaut. Argonaut shall indemnify, defend and hold harmless Symyx and its directors, officers and employees (each an "INDEMNITEE") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "LIABILITY") resulting from a claim, suit or proceeding brought by a third party against an Indemnitee, arising from or occurring as a result of (a) Argonaut's material breach of any representation, warranty or covenant contained in this Agreement; (b) the design, development, manufacture, sale or other commercialization of the Licensed Product(s); and (c) any action arising from or related to Argonaut's negligence in the manufacture, storage, or handling of the Licensed Product(s).

      8.2 Symyx. Symyx shall indemnify, defend and hold harmless Argonaut and its directors, officers and employees (each an "INDEMNITEE") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "LIABILITY") resulting from a claim, suit or proceeding


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brought by a third party against an Indemnitee, arising from or occurring as a result of (a) Symyx' material breach of any representation, warranty or covenant contained in this Agreement; and (b) Symyx' use of the Licensed Products purchased or acquired hereunder; except, in each case, to the extent caused by the negligence or willful misconduct of Argonaut.

      8.3 Procedure. In the event that any Indemnitee intends to claim indemnification under this Article 8, it shall promptly notify the indemnifying Party in writing of such alleged Liability. The indemnifying Party shall have the sole right to control the defense and settlement thereof. The Indemnitees shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Article 8. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying Party, which the indemnifying Party shall not be required to give.

  9. REPRESENTATIONS AND WARRANTIES

      9.1 Symyx. Symyx represents and warrants on a continuing basis that: (i) it has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware,
(ii) it has the right to grant the rights hereunder, in the manner set forth in this Agreement, (iii) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (iv) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder, (v) the patents and patent applications included within the Patent Rights and the Software Patent are the only patents and patent applications owned or controlled by Symyx under which Argonaut requires a license hereunder in order to make, use, sell, offer for sale, import, and export a Licensed Product that conforms to the Specification as defined in the Prior Agreement without the addition of any other features, (vi) to Symyx' knowledge, solely as of the Effective Date, no third party has asserted or threatened a claim against Symyx alleging that Symyx' PPR(R) (parallel pressure reactor) technology as used and sold by Symyx infringes the patent rights of such third party, and (vii) it has not and will not during the term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under this Agreement, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Symyx is a party.

      9.2 Argonaut. Argonaut represents and warrants on a continuing basis that it: (i) has the right to enter this Agreement, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) has the power and authority, to execute and deliver this Agreement and to perform its obligations hereunder, (iii) has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iv) has not and will not during the term of this Agreement enter into any agreement which conflicts with or which will result in any breach of, or constitute a default under this Agreement, any note, security agreement, commitment, contract or other agreement, instrument or undertaking to which Argonaut is a party.

      9.3 Disclaimer of Liability. NEITHER PARTY MAKES AND BOTH PARTIES HEREBY DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PATENT RIGHTS, SOFTWARE PATENT, KNOW-HOW, TRADEMARKS, MARKS AND LICENSED PRODUCTS, INCLUDING ANY


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AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND
NON-INFRINGEMENT.

      9.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR SPECIAL DAMAGES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S ENTIRE LIABILITY ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR THE RIGHTS GRANTED HEREUNDER (EXCEPT LIABILITY UNDER ARTICLES 7 AND 8) EXCEED THE SUMS PAID BY ARGONAUT TO SYMYX PURSUANT TO SECTION 5.1.

  10. TERM AND TERMINATION

      10.1 Term. This Agreement shall commence on the Effective Date be in full force in effect until the expiry of the last to expire patent in the Patent Rights or the Software Patent (such period, the "TERM").

      10.2 Termination for Cause. Either Party may, without penalty, terminate this Agreement effective upon written notice to the other Party in the event the other Party materially breaches this Agreement, and such breach remains uncured for thirty (30) days following written notice of breach by the nonbreaching Party and subject to Section 11.1 below. Notwithstanding the foregoing, Symyx shall have the right to terminate this Agreement in the event that Argonaut fails to make the payment specified in Section 5.1 pursuant to the terms of that section, such termination to be effective immediately upon receipt by Argonaut of written notice of termination by Symyx.

      10.3 Effect of Termination or Expiration.

            (a) Any right or obligation of a Party that has accrued as of the effective date of any termination or expiration, including without limitation, obligations to deliver Licensed Products and pay amounts owed, shall survive such termination or expiration.

            (b) In the event of a termination or expiration of this Agreement, the provisions of this Agreement shall continue to apply to all purchase orders accepted by Argonaut prior to the effective date of such termination or expiration.

            (c) In the event of any termination of this Agreement by Symyx under
Section 10.2, the licenses granted to Argonaut in Section 2.1 shall terminate; provided, however, that any sublicenses granted pursuant to Section 2.1(c) shall remain in effect according to the terms of the applicable Buyers' License.

10.4 Survival. Sections 2.1(d), 2.4, 9.3, 9.4, 10.3, 10.4 and Articles 3, 7, 8,
11, and 13 shall survive the termination of this Agreement for any reason.

  11. DISPUTE RESOLUTION

      11.1 Arbitration. If a dispute arises between the Parties relating to the interpretation or performances of this Agreement or the grounds for the termination thereof, the Chief Executive Officers of each Party, or their designees, shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within thirty (30) days after such meeting the Parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") by one (1) arbitrator in San Francisco, California. Such arbitrator shall be selected by the mutual agreement of the Parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrator will be instructed to prepare and deliver a written, reasoned opinion stating his decision within thirty (30) days of the completion of the arbitration. Such arbitration shall be concluded within nine (9) months following the filing of the initial request for arbitration. The Parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees. The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

  12. DEFENSE

      12.1 Third Party Claims. In the event a claim is asserted against Symyx by a third party where the resolution of such claim could materially adversely affect the license rights granted herein, Symyx shall notify Argonaut and keep Argonaut reasonably informed with respect to such proceeding, and Argonaut shall have the right to provide to Symyx its comments with respect to such proceeding, provided that Symyx shall retain complete control over any such proceeding and all decisions with respect thereto.

  13. MISCELLANEOUS

      13.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without reference to rules of conflicts or choice of laws.

      13.2 Independent Contractors. The relationship of Argonaut and Symyx established by this Agreement is that of independent contractors, and nothing contained in the Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

      13.3 Compliance with Laws. Each Party shall perform this Agreement in compliance with all applicable federal, state and local laws, rules and regulations, including the United States Foreign Corrupt Practices Act and the export laws of the United States.

      13.4 Publicity. Neither Party shall make any statement to the public regarding this Agreement or any aspect of this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, either Party shall have the right to publicly disclose information regarding this Agreement or the Parties' activities hereunder, to the extent such information has already been made publicly available in a manner consistent with this Section 13.4.

      13.5 Patent Marking. Argonaut shall mark and have its Affiliates mark all Licensed Products they sell or distribute pursuant to this Agreement to provide notice of issued and pending patent applications having claims that cover the Licensed Product. The form of such marking shall be in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

      13.6 Interpretation. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

      13.7 Force Majeure. Neither Party shall be held responsible for any delay or failure in performance hereunder (except for failure to make any payment due hereunder) caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, or by the public enemy or other similar causes reasonably beyond such Party's control and without such Party's fault or negligence.

      13.8 Further Assurances. At any time or from time to time on and after the Effective Date, a Party shall at the request of the other Party (i) deliver to such other Party such records, data or other documents consistent with the provisions of this Agreement, and (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as such other Party may reasonably deem necessary or desirable in order for such other Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

      13.9 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally recognized courier or personal delivery, or by fax with confirming letter mailed under the conditions described above in each case addressed to the other Party at the address shown below or at such other address for which such Party give notice hereunder. Such notice shall be deemed to have been given when delivered:

                  If to Symyx:          3100 Central Expressway
                                        Santa Clara, California 95051
                                        Attn:  President

                  If to Argonaut:       1101 Chess Drive
                                        Foster City, California 94404
                                        Attn:  President

      13.10 Assignment. Argonaut shall not assign this Agreement or any rights hereunder, directly or indirectly, by operation of law, change of control or otherwise, without the prior written consent of Symyx. Notwithstanding the foregoing, Argonaut may assign this Agreement without the consent of Symyx to an acquirer of all or substantially all of the stock or assets of Argonaut. Symyx may assign this Agreement or the underlying Patent Rights or Software Patent, in whole or in part, without restriction; provided that (i) Symyx provides to Argonaut written notice of such assignment, and (ii) the assignee assumes all of Symyx' rights and obligations under this Agreement in writing or by operation of law. Any permitted assigns or successors hereof shall be bound by all terms and conditions of this Agreement. Any attempted assignment or transfer not in compliance with this Section 13.10 shall be null and void.

      13.11 Affiliates. Each Party warrants and guarantees the performance by its Affiliates of all applicable obligations under this Agreement.

      13.12 Severability; Waiver. If any provision(s) of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision. The failure of a Party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

      13.13 Entire Agreement. This Agreement together with the Exhibits hereto represent and constitute the entire agreement between the Parties and supersede all prior agreements and understandings with respect to the matters covered by this Agreement. This Agreement may only be amended in writing signed by both Parties.

SYMYX TECHNOLOGIES, INC.                        ARGONAUT TECHNOLOGIES, INC.


By:                                         By:
   ----------------------------------          ---------------------------------

Print Name:                                 Print Name:
           ----------------------------                -------------------------

Title:                                      Title:
      ---------------------------------           ------------------------------

Date:                                       Date:
     ----------------------------------          -------------------------------

Exhibits:         A:  Patent Rights

                  B:  Ancillary Patents

                  C:  Form of Buyers' License

                  D:  Argonaut's Standard Terms and Conditions of Sale

                                    EXHIBIT A

                                  PATENT RIGHTS

[*]


 [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                                ANCILLARY PATENTS

[*]


 [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                      FORM OF BUYERS' LICENSE FOR ENDEAVOR

      ENDEAVOR(R) PATENT LICENSE: Seller is selling the Instrument (defined below) to Buyer under license from Symyx Technologies, Inc., Santa Clara, CA ("SYMYX"), the owner of certain Licensed Patents (defined below), and Seller desires to grant to Buyer an express, limited license to the Licensed Patents on the following terms and effective upon the date of delivery of the Instrument (the "EFFECTIVE DATE"):

      a) Definitions. "INSTRUMENT" shall mean the particular Endeavor(R) [*]

      b) Grant. During the Term, Seller hereby grants to Buyer a limited, non-exclusive, worldwide, paid-up license under the Licensed Patents and the Ancillary Patents solely to use the Instrument for the life of the Instrument, including the preparation of materials solely for use in the Instrument. No license is granted herein to screen such prepared materials other than in the Instrument. The license granted herein may be transferred by Buyer to a subsequent purchaser of the Instrument.

      c) Reserved Rights. Buyer shall have only those rights in Symyx' intellectual property expressly granted in subparagraph (b) hereof; all other intellectual property rights related to the manufacture, use or sale of the Instrument, together with related improvements, are expressly reserved to Seller or Symyx. BUYER ACQUIRES NO RIGHTS IN OR LICENSE TO, EXPRESS, IMPLIED, OR OTHERWISE, ANY PATENTS, COPYRIGHTS OR TRADE SECRETS OWNED OR CONTROLLED BY SYMYX OTHER THAN AS SET FORTH IN SUBPARAGRAPH (B) HEREOF.


 [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                      STANDARD TERMS AND CONDITIONS OF SALE

1. PRICE: Quoted Prices are valid for the 45 Days from the date of the quote unless canceled in writing by Seller. Shipping charges, insurance, duties and taxes are not included in prices and will be invoiced, if applicable, as separate items.

2. PACKING AND LOSS OR DAMAGE IN TRANSIT: Equipment will be packed for shipment in a manner suitable to air or truck. Unless otherwise indicated on the sales order acknowledgment, all sales are F.O.B. shipping point and all risk of loss or damage to equipment in transit is upon Buyer. Payment will be made in accordance with Paragraph 4 below.

3. TAXES: Buyer is responsible for the ultimate payment of all taxes which may be assessed or levied on or on the account of materials sold hereunder to the Buyer whether termed a gross receipts tax, use tax, property tax, sales tax or otherwise. Where Buyer claims that this transaction is not subject to any such tax; that Buyer is exempt or that Seller is not required to collect such tax, Buyer agrees to provide Seller with any documentation necessary to support such a claim, to allow Seller to document its decision not to collect such tax(es), and to indemnify Seller from any subsequent claims that such tax(es) were due.

4. TERMS OF PAYMENT: Payment terms are net 30 from day of invoicing not installation. Seller reserves the right in its sole discretion to require alternative payment terms, including, without limitation, sight draft, letter of credit or full or partial payment in advance.

5. INSTALLATION AND SITE PREPARATION: Installation services are included in the purchase price of the equipment sold hereunder only if expressly so stated on the face of seller's quotation or in Seller's most current price list. For equipment requiring installation by Seller's service personnel, it is the responsibility of the Buyer to prepare the site environmentally and provide the required services, power, water, drain, air, bottled gases, permits, licenses, approvals, etc. as well as whatever is required to un-crate and move the equipment to its location. The tasks that must be completed by the Buyer prior to Seller installation are outlined in the Seller's pre-installation manual.

6. DELIVERY DATES: The scheduled shipping date shown on the sales order acknowledgment is our best estimate of the time the order will be shipped. Seller may make, and invoice, partial shipments. Seller assumes no liability for loss, general damages, or special or consequential damages due to delays.

7. RETURNED GOODS: Credit will not be issued for goods returned without prior approval. Please call Order Administration for required approval and return procedures. Returns may be subject to a restocking fee.

8. TERMINATION: Upon any termination or cancellation of this sales order by Buyer, either in whole or in part, Buyer agrees to promptly pay appropriate termination or cancellation charges invoiced by Seller.

9.    WARRANTY:

         A) The Seller warranties hardware products against defects in materials and workmanship based on the specific warranty period and terms specified in the product quotation.

         B) The Seller warrants that the software media, if any, on which the program is distributed and the related documentation will be free from defects in materials and workmanship for ninety (90) days from the date of shipment.

         C) Seller makes and Buyer receives no other warranty, expressed or implied, and all warranties of merchantability and fitness for a particular purpose are expressly excluded. Neither party shall have any liability with respect to its obligations under this agreement for consequential, exemplary, or incidental damages even if it has been advised of the possibility of such damages. Consumable products or the like are only warranted to conform to the quantity and content stated on the label at the time of delivery.

EXCLUSIONS: This warranty covers normal use. Preventive maintenance is not included. Seller does not warrant and will not be held responsible for loss or damages resulting from a cause other than defects in material or workmanship, including damage or loss caused by:

            a) neglect, accident, servicing or modification by anyone other than a qualified Service Engineer or appointed party.

            b) any natural disaster, including earthquake, lightning, flood, or fire.

            c)    electrical surges or use of improper power sources.

            d)    non-conformance to recommended instrument operation procedure.

10. SOFTWARE LICENSES AND COPYRIGHTED MATERIAL: Seller provides certain software products by license only. The terms of the license are available from Seller and are accepted by Buyer on delivery of the licensed software. Unless otherwise specified, Seller's copyrighted material (software, firmware and printed documentation) may not be copied except for archive purpose, to replace a defective copy, or for program error verification by Buyer.

11. AUTHORITY TO EXPORT: All orders accepted for export (and/or re-export) are subject to: a) issuance of an export (re-export) license by the United States Government, and b) the Buyer providing Seller with all documentation necessary for shipment to the destination country.

12. PATENT INDEMNITY: Seller agrees to defend, at its own expense, any suit or legal proceeding which may be brought against Buyer alleging infringement by Buyer of any patent of the United States, by Buyer's use of the Product sold hereunder for its intended purpose, provided that Buyer shall give Seller prompt written notice of any claim, threat, or institution of suit or legal proceeding and provided that Seller shall then have the sole right to control and conduct the defense and/or settlement of such claim, threat, suit or legal proceeding, either in the name of Seller or Buyer or both, and Buyer shall, at Seller's request and expense, provide relevant information and reasonable cooperation. Seller shall pay final judgment and all costs and attorney's fees assessed against Buyer in any such suit or legal proceeding, provided Buyer has complied with the conditions hereof with respect to prompt notice and cooperation in connection with such suit or legal proceeding and given exclusive control thereof to Seller, but Seller shall not be liable for any attorney's fees or other legal expenses incurred by Buyer without the knowledge and prior written consent of Seller. Seller shall also have the right , at its own expense, to replace the equipment claimed to infringe with equally satisfactory non-infringing equipment, modify said Product so that it becomes non-infringing, or remove such equipment and refund the price thereof.

     The foregoing indemnity fully defines Seller's obligations for patent infringement. Such obligations to defend and make payment shall specifically not apply to:

            a) an infringement claim resulting from additions or changes in or to the product made by Buyer or any third party or from use in combination with other equipment, or

            b) an infringement claim which is settled without the consent of Seller; or

            c) an infringement claim which resulted from compliance by Seller with specifications furnished by Buyer.

            d) The total amount of Seller's obligation and liability under this Section shall not exceed the price paid by Buyer to Seller for the product held to infringe and in not event will Seller be accountable for consequential damages under this indemnity, such as, for example, loss of business profits or goodwill. With respect to goods manufactured in whole or part to Buyers specifications, the buyer will protect and indemnify Seller against all claims for damages or profits arising from infringements of patents, designs, copyrights or trademarks.

13. SPECIFICATIONS: Weights and dimension set forth in sales literature are not guaranteed unless previously certified in writing. Seller may without affecting the obligations under this sales order, make insignificant changes to the specification of the product or products delivered under this sales order from those contained in sales literature.

14. MISCELLANEOUS: This sales order is made and entered into and shall be governed by the laws of the State of California, United States of America.


                                                                             -2-